UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2009

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street
Weizmann Science Park
Nes-Ziona, Israel 74140

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.
Item 1.02                      Termination of a Material Definitive Agreement.
Item 3.02                      Unregistered Sales of Equity Securities.
Item 3.03                      Material Modification to Rights of Security Holders.
Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2009, PROLOR Biotech, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain private investors (the “Investors”), pursuant to which the Investors agreed to purchase an aggregate of up to 5,000,000 shares (the “Shares”) of the Company’s newly-designated 10.0% Series B Cumulative Convertible Preferred Stock, par value $0.00001 per share (“Series B Preferred Stock”), at a purchase price of $2.00 per share, which was two-times the average closing price of the Company’s common stock, par value $0.00001 per share (“Common Stock”), as reported on the OTCBB during the thirty day period immediately preceding July 22, 2009, rounded up to $1.00.

On July 23, 2009 (the “Closing Date”), the Company closed on the issuance of 1,000,000 Shares for aggregate consideration of $2.0 million. Under the Purchase Agreement, the Company may elect, in its sole discretion, to close on the sale and issuance of up to an additional $8 million of Series B Preferred Stock, at a purchase price of $2.00 per share, on any date on or prior to March 25, 2013, subject to providing the Investors thirty days prior written notice of such closing date.  The Company must issue a minimum of $2.0 million of Series B Preferred Stock in any such future closing; however, the Company is not obligated to effect any such future closings.

The Company issued the Shares, including the shares of the Company’s Common Stock into which the Shares may be converted (the “Conversion Shares”), in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder.  Each Investor represented to the Company that such person was an “accredited investor” as defined in Rule 501(a) under the Act and that the Shares were being acquired for investment purposes.

The Shares have not been registered under the Act and are “restricted securities” as that term is defined by Rule 144 under the Act.  The Company has not undertaken to register the Current Shares, and no registration rights have been granted to the Current Investor in respect of the Current Shares.  Additionally, each Investor entered into a lockup agreement (each a “Lockup Agreement”) in respect of the Shares and the Conversion Shares, pursuant to which the Investor may not sell or otherwise transfer such shares for a period of one-year following the Closing Date.

Among the Investors party to the Stock Purchase Agreement are Frost Gamma Investments Trust, a trust controlled by Dr. Phillip Frost, the Company’s Chairman of the Board and its largest beneficial stockholder, Hsu Gamma Investment, L.P., the general partner of which is Dr. Jane Hsiao, a director, and Steven D. Rubin, a director (the foregoing persons, the “Related Parties”).

In connection with the transactions contemplated by the Stock Purchase Agreement, the Company entered into a letter agreement (the “Letter Agreement”) with The Frost Group, LLC (“The Frost Group”), pursuant to which the parties agreed to terminate that certain Credit Agreement, dated as of March 25, 2008 (the “Credit Agreement”), by and between the Company and The Frost Group, together with the related Note and Security Agreement dated as of even date therewith (the “Security Agreement”).  Under the Credit Agreement, the Company had been able to borrow up to $10 million for working capital and other general corporate purposes.  Outstanding balances under the Credit Agreement accrued interest at a rate of 10% per annum.  The termination of the Security Agreement and the Credit Agreement was effective on July 22, 2009.  Each of the Related Parties is member of The Frost Group.

On July 22, 2009, the Company filed with the Secretary of State of the State of Nevada Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 10.0% Series B Cumulative Convertible Preferred Stock, and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”).  A summary of the Certificate of Designation is set forth below:

Dividends

Holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Company’s Board of Directors, dividends on each share of Series B Preferred Stock at a rate per annum equal to 10.0% of the sum of (i) $2.00 plus (ii) any and all declared and unpaid and accrued dividends thereon, subject to adjustment for any stock split, combination, recapitalization or other similar corporate action (the “Liquidation Amount”).

Voting

The Holders of Series B Preferred Stock have the right to receive notice of any meeting of holders of the Company’s Common Stock or Series B Preferred Stock and to vote (on an as-converted into Common Stock basis) upon any matter submitted to a vote of the holders of Common Stock or Series B Preferred Stock.  Except as otherwise expressly set forth in the Company’s Restated Certificate of Incorporation, as amended from time to time, the holders  of Series B Preferred Stock will vote on each matter submitted to them with the holders of Common Stock and all other classes and series of the Company’s capital stock entitled to vote on such matter, taken together as a single class.

Rank

With respect to dividend distributions and distributions upon liquidation, winding up or dissolution of the Company, the Series B Preferred Stock ranks senior to all classes of Common Stock and to each other class of the Company’s capital stock existing now or hereafter created that are not specifically designated as ranking senior to or pari passu with the Series B Preferred Stock.  The Company may not issue any capital stock that is senior to or pari passu with the Series B Preferred Stock unless such issuance is approved by the holders of at least 66 2/3% of the issued and outstanding Series B Preferred Stock voting separately as a class.

Liquidation Preference

Upon the occurrence of a Liquidation Event (as defined in the Certificate of Designation), holders of Series B Preferred Stock are entitled to be paid, subject to applicable law, out of the assets of the Company available for distribution to its stockholders an amount in cash for each share of Series B Preferred Stock equal to the greater of (x) the sum of the Liquidation Amount for each share of Series B Preferred Stock outstanding, including an amount in cash equal to all declared and accrued unpaid dividends thereon to the date of such Liquidation Event, or (y) the amount for each share of Series B Preferred Stock the holders would be entitled to receive pursuant to the Liquidation Event if all of the shares of Series B Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive a distribution in such Liquidation Event, before any cash distribution will be made or any other assets distributed in respect of any class of securities junior to the Series B Preferred Stock, including, without limitation, Common Stock.

Conversion

The holder of any share of Series B Preferred Stock may at any time and from time to time convert such share into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Liquidation Amount of the share by (B) the conversion price, which is initially $1.00, subject to adjustment as provided in the Certificate of Designation.

Redemption

To the extent it is lawfully able to do so, the Company may redeem all of the then outstanding shares of Series B Preferred Stock by paying in cash an amount per share equal to $2.00 plus all declared or accrued unpaid dividends on such shares, subject to adjustment for any stock dividends or distributions, splits, subdivisions, combinations, reclassifications, stock issuances or similar events with respect to the Common Stock.

The foregoing description of the Purchase Agreement, Lockup Agreement, Certificate of Designation and the Letter Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, Lockup Agreement, Certificate of Designation and Letter Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 3.1 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

The foregoing description of the Credit Agreement and the Security Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement and the Security Agreement, which have been previously filed as Exhibit 10.2 and Exhibit 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2008, and each of which exhibits is incorporated herein by reference.

ITEM 7.01                    Regulation FD Disclosure.

On July 24, 2009, the Company issued a press release announcing the transactions described above in this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The press release furnished as an exhibit to this report contains various “forward looking statements” within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent the Company’s expectations or beliefs concerning future events. When used in the press release and this report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the Company’s ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K and those other reports filed by the Company with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements.

The information in this Item 7.01 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.  The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

ITEM 9.01.           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series B Preferred Stock.

3.2
Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2007 and incorporated by reference herein.

4.1	Certificate of Designation of Series B Preferred Stock. (Filed herewith as Exhibit 3.1).

Exhibit Number	Description

4.2	Specimen Certificate for Series B Preferred Stock.

10.1	Securities Purchase Agreement, dated July 22, 2009.

10.2	Form of Lockup Agreement.

10.3	Letter Agreement, dated July 22, 2009.

99.1	Press Release dated July 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOR BIOTECH, INC.

Date: July 24, 2009	By:	/s/ Shai Novik
Shai Novik
President

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation of Series B Preferred Stock.
3.2
Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2007 and incorporated by reference herein.

4.1	Certificate of Designation of Series B Preferred Stock. (Filed herewith as Exhibit 3.1).
4.2	Specimen Certificate for Series B Preferred Stock.
10.1	Securities Purchase Agreement, dated July 22, 2009.
10.2	Form of Lockup Agreement.
10.3	Letter Agreement, dated July 22, 2009.
99.1	Press Release dated July 24, 2009.